EXHIBIT 10.3

                            SPURLOCK INDUSTRIES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), effective as of the ____ day of ________, 199_, is made by and between Spurlock Industries, Inc., a Virginia corporation (the "Company"), and ____________________, a key employee of the Company's wholly owned operating subsidiary, Spurlock Adhesives, Inc. ("Employee").

                                    RECITALS:

         A. The Board of Directors of the Company has adopted the Spurlock Industries, Inc. 1995 Non-Qualified Stock Plan (the "Plan"), pursuant to which a committee of the Board of Directors (the "Committee") is authorized to grant to employees, who have contributed significantly or who can be expected to contribute significantly to the profits or growth of the Company or its subsidiaries, one or more options to purchase the Common Stock of the Company. Capitalized terms used herein have the definitions ascribed to them in the Plan unless the context otherwise requires. This Agreement is subject to the applicable provisions of the Plan and to such other provisions as the Committee may determine.

         B. The Committee has determined that Employee has contributed significantly to the profits and growth of Spurlock Adhesives, Inc., the Company's wholly owned subsidiary, and desires to induce Employee to continue to contribute significantly by granting to Employee a Non-Qualified Stock Option.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, the parties hereby agree as follows:

         1. Non-Qualified Stock Option. Subject to the conditions stated in this Agreement and the Plan, a copy of which is attached hereto as Exhibit A, the Company hereby grants to Employee a Non-Qualified Stock Option (the "Option") to purchase from it ____________________ (________) shares of the authorized and unissued Common Stock of the Company (the "Option Shares"). Employee shall not have any rights as a shareholder with respect to the Option Shares until the date he purchases such shares.



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         2.      Exercise of Option.

         (a) Subject to the provisions of this Agreement and the Plan, Employee may exercise the Option in whole or in part at any time before the expiration of the Option by delivering to the Company a written notice of exercise specifying the number of whole shares to be purchased in multiples of 1,000 and the effective date of the exercise (which shall be a date coinciding with or following the Company's receipt of such notice).

         (b) Any written notice of exercise of the Option shall be accompanied by payment of the Purchase Price (as determined in accordance with Section 3 hereof) for the Option Shares being purchased. Such payment shall be made in cash, unless an alternative method of payment under paragraph 2(c) below is approved in advance by the Committee. The Committee may establish such other payment terms as it deems appropriate. As soon as practicable after receipt of payment, the Company shall deliver to Employee a certificate or certificates representing the number of Option Shares purchased.

         (c) To the extent approved by the Committee in advance under Section 2(b) hereof and otherwise permitted under applicable laws and regulations and under the Plan, Employee may make payment of the Purchase Price for the Option Shares being purchased by means of a "cashless exercise" of the Option. The cashless exercise shall be effected by either:

                  (i) Employee's surrendering to the Company or the Company's withholding from the Employee shares of Common Stock with a Fair Market Value equal to the Purchase Price (as defined below) for the Option Shares being purchased and any additional costs and expenses associated with the cashless exercise; or

                  (ii) Employee's delivering to a broker instructions to sell a sufficient number of the Option Shares being purchased upon exercise of the Option to cover the Purchase Price thereof and any additional costs and expenses associated with the cashless exercise.

         3. Option Price and Purchase Price. The option price for any Option Shares sold to Employee pursuant to any exercise of the Option shall be ____________________ ($_____) per share (the "Option Price"), an amount no less than the Fair Market Value of each share as of the date of this Agreement. The purchase price shall equal the number of Option Shares to be purchased multiplied by the Option Price (the "Purchase Price").

         4. Term. The Option shall expire upon the first to occur of the following:

                  (a)     Employee purchases all of the Option Shares;

                  (b)     Ten (10) years pass from the date of this Agreement;

                  (c) Employee's employment with the Company shall have been terminated for three or more months for any reason other than his death or disability; or

                  (d) Employee's employment with the Company shall have been terminated for one or more years due to his death or disability.

         5. Representation and Warranties. Any shares transferred to the Employee pursuant to the Option will be free and clear of all liens, pledges and encumbrances. With the exception of this express warranty, the Company makes no covenants, representations or warranties with respect to the Option or the Option Shares.

         6.      Miscellaneous.

         (a) The Option is not transferable by Employee other than by will or by the applicable laws of descent and distribution.

         (b) All notices and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed effective when mailed postage prepaid, certified mail, return receipt requested, to the last address of the party to whom notice is being sent as shown on the corporate records of the Company.

         (c)     The terms of the Plan  shall  control  the  operation  of  this
Agreement,   except  to  the  extent  that  the  Agreement  provides  terms  not inconsistent with the Plan.

         (d) This Agreement shall be interpreted, governed and enforced according to the laws of the Commonwealth of Virginia.



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         WITNESS the following duly  authorized  signatures as of the date first above written.
                                        SPURLOCK INDUSTRIES, INC.



                                        By:
                                            ---------------------------------
                                            Irvine R. Spurlock, President


                                        EMPLOYEE

                                        -------------------------------------

                                        ---------------------





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                            SPURLOCK INDUSTRIES, INC.
                            1995 STOCK INCENTIVE PLAN

                          Employee's Notice of Exercise
                          of Non-Qualified Stock Option





1.       Date of Exercise                              ------------------------
          (Date Notice is Delivered)

2.       Number of Option Shares to be
          Purchased                                    ------------------------

3.       Preferred Date of Transfer                    ------------------------


         I, ____________________, currently hold an outstanding, unexercised and unexpired Non-Qualified Stock Option under the Spurlock Industries, Inc. 1995 Stock Incentive Plan (the "Plan") to purchase up to __________ shares of the Common Stock, as defined in the Plan, of the Corporation at the Option Price of $_____ per share, and hereby exercise my option to purchase __________ shares of the Common Stock of the Corporation for a total Purchase Price of $________. Please accept this formal exercise of my option for the number of shares stated above and arrange the closing of this purchase.



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